Exhibit 23.3

May 27, 2011

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. consents to the references to our firm included in Ecopetrol S.A.’s current report on Form 6-K dated May 27, 2011 (the “Form 6-K”), and to the inclusion of our report dated April 15, 2010 (our “Report”) as Exhibit 99.1 to the Form 6-K, as well as to the incorporation by reference of this consent and our Report into Ecopetrol S.A.’s registration statement on Form F-3 filed with the United States Securities and Exchange Commission on February 12, 2010

/s/ Ryder Scott Company, L.P. RYDER SCOTT COMPANY, L.P. TBPE Firm Registration No. F-1580

Houston, Texas